Exhibit 99.1

Berkshire Hills Reports Fourth Quarter Earnings Growth;

Dividend Increased by 4%

BOSTON, January 27, 2020 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported that fourth quarter GAAP earnings increased to $0.51 per share in 2019, compared to $0.31 in 2018. Core earnings per share improved to $0.70 from $0.69 for these respective periods. Quarterly results benefited from Berkshire’s initiatives in 2019, including business repositioning strategies and completing an acquisition. Core earnings is a non-GAAP financial measure which excludes merger and restructuring charges, as well as results of discontinued operations.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	$0.51 GAAP EPS; $0.70 Core EPS
•	GAAP ROA 0.78%; Core ROA 1.08%
•	3.11% net interest margin
•	53.7% efficiency ratio
•	0.17% net loan charge-offs/average loans
•	0.31% non-performing assets/assets

CEO Richard Marotta stated, “Berkshire’s fourth quarter profitability measures were the best of the year. We completed the systems integration of acquired operations, further trimmed non-strategic assets, and reduced higher cost wholesale funds. Measures of liquidity, capital, and asset quality improved quarter-over quarter. Additional capital was returned to shareholders through stock repurchases and we are now announcing a 4% dividend increase beginning in 2020. Our shares produced a 26% total shareholder return for the year, based on the year-end stock price.”

Mr. Marotta continued, “Our Be FIRST social responsibility commitment is at the heart of our efforts to transform our communities and future-proof the company. In November, we were recognized by the U.S. Chamber of Commerce with the 2019 Citizens Award, in the category of Top Corporate Steward- Small – Middle Market Business. Last week, for the first time, we announced our inclusion in the Bloomberg Gender Equality Index highlighting our commitment to human capital management, diversity, and ensuring gender equality. We recently opened our first Reevx Labs, a community co-working space in Boston’s Roxbury neighborhood. In these Labs, entrepreneurs and non-profits connect with peers to pursue their missions and access our MyBankers for support of their financial needs. I’m proud of the recognition that our teams are earning as we evolve our company with a focus on purpose driven performance."

Mr. Marotta concluded, “We are announcing that eight of our proven leaders have been promoted to the new position of Regional President to serve our eight regional markets. In this role, they will drive our market positioning, enhance our performance, and maintain active community leadership roles. Reporting to Bank President Sean Gray, they will lead our top priority efforts around our Be FIRST values and commitment to being a 21st century community bank.”

DIVIDEND INCREASED

The Board of Directors approved a quarterly cash dividend of $0.24 per common share to shareholders of record at the close of business on February 17, 2020 and payable on February 28, 2020. This is a 4% increase compared to the prior $0.23 dividend per common share. This dividend equates to a 3.1% annualized yield based on the $31.35 average closing price of Berkshire’s common stock during the fourth quarter of 2019. Effective for the same dates, the Board also approved an increase in the quarterly cash dividend on preferred stock to $0.48 per share.

FINANCIAL CONDITION

Total assets decreased by $0.3 billion, or 2%, to $13.2 billion in the fourth quarter. The Company released targeted investments and loan balances in accordance with its strategic initiatives and its community focus. The sale of approximately $50 million of commercial aircraft loans was completed during the quarter, together with $30 million in other commercial balances which were held for sale at the previous quarter-end. Total deposits decreased by 1% primarily due to a decrease in retail time balances as interest rates declined. A $318 million year-end increase in payroll related balances offset a $256 million decrease in brokered time deposits. The measure of loans/deposits improved to 92% at year-end, the ratio of equity/assets improved to 13.3%, and the non-GAAP financial measure of tangible equity/tangible assets improved to 9.2%. Non-performing assets were 0.31% of total assets and accruing delinquent loans were 0.54% of total loans at year-end. The ratio of the loan loss allowance to total loans ended the year at 0.67% compared to 0.68% at the start of the year. Berkshire repurchased 815,628 common shares during the fourth quarter at an average price of $31.26 per share. Book value per share improved to $34.65 at year-end, increasing by 4% for the year. The non-GAAP financial measure of tangible book value per common share increased by 7% for the year to $22.56. Subsequent to year-end, 521,400 common shares were issued for the conversion of approximately half of the outstanding participating preferred shares in accordance with the contracted conversion terms. The common equivalent impact of these shares has previously been included in operating results per share.

RESULTS OF OPERATIONS

Fourth quarter GAAP earnings increased to $0.51 per share in 2019, compared to $0.31 in 2018. Core earnings improved to $0.70 per share compared to $0.69 for these respective periods. The non-GAAP measures of core earnings and earnings per share are reconciled to GAAP measures on pages F-9 and F-10 of the financial tables.

GAAP return on assets was 0.78% in the final quarter of the year, and GAAP return on equity was 5.9%. The non-GAAP financial measure of core earnings resulted in core ROA of 1.08%, and core return on tangible common equity of 13.1%. These core measures were the highest results for the year. The fourth quarter efficiency ratio improved to 53.7% in 2019 from 54.9% in 2018.

Many measures of revenue and expense, and average common shares, increased year-over-year due to the impact of the acquisition of SI Financial Group on May 17, 2019. Fourth quarter net revenue from continuing operations increased year-over-year by 6% to $115 million. The contribution from purchase accounting accretion decreased to $5 million from $8 million. Non-interest income in 2019 also benefited from seasonally higher loan sale gains on SBA loan originations and $1.4 million in gains on other commercial loan sales, as well as higher deposit related fees including the acquired SI Financial operations. The net interest margin decreased year-over-year by 30 basis points to 3.11% including a 13 basis point decrease in the contribution from purchase accounting accretion. The remaining decrease in the margin before accretion reflected the impact of lower interest rates on the Company’s asset sensitive balance sheet, including increased prepayment activity. Other contributing factors included competitive spreads and recent changes in the Company’s liquidity management. The fourth quarter provision for loan losses decreased year-over-year to $5 million from $7 million. Net loan charge-offs measured 0.17% in both of these periods, and the provision exceeded charge-offs in both periods.

Total fourth quarter non-interest expense decreased by 13% year-over-year due to lower non-core expenses. Core non-interest expense was essentially flat year-over-year, with most of the incremental cost of acquired operations offset by efficiency measures undertaken by the Company during the year. Core non-interest expense decreased by 3% compared to the linked quarter. Operations in the most recent period included a $1.4 million benefit from FDIC insurance expense rebates which were completed during the quarter. Full time equivalent staff in continuing operations totaled 1,550 positions at year-end 2019. Combined full time equivalent staff in continuing operations reported by both Berkshire and SI Financial totaled 1,769 positions at year-end 2018. The effective tax rate in 2019 declined from 2018 due to lower pre-tax income in 2019, along with other changes in the Company’s operations. The full year tax rate declined year-over-year to 18% from 21%, and the fourth quarter effective tax rate declined to 13% from 19%. The core tax rate in the most recent quarter was 18%.

The total net after-tax adjustment to earnings for non-core items in the most recent quarter was $0.19 per share, including net charges of $0.14 from discontinued operations and $0.05 related to merger and restructuring charges, together with unrealized equity security gains. Discontinued operations comprise the Company’s national mortgage banking operations which are held for sale. The Company recorded a fourth quarter pre-tax charge of $9.5 million for these operations, reflecting an operating loss due to seasonally lower revenue and a $4.5 million write-down of mortgage servicing rights at year-end. Fourth quarter mortgage banking fees totaled $7 million in 2019 compared to $6 million in 2018. Due to the decision to sell the FCLS operations, they are accounted for as discontinued in the financial statements, and most references to revenue and expense refer to continuing operations and exclude FCLS revenue and expense.

REGIONAL PRESIDENTS

Berkshire has announced that the individuals below have been appointed to Regional President in each of its markets, leading its top priority efforts around its Be FIRST values and commitment to being a 21st century community bank.

•	Jeannine Cimino – Mid Atlantic
•	David (Matt) Emprimo – Berkshire County/VT
•	Cristina Feden – Eastern CT/RI
•	James Hickson – Pioneer Valley/ CT
•	Paul Kelly – Central MA
•	Malia Lazu – Eastern MA
•	James Morris – Capital/Albany NY
•	Christopher Papayanakos – Central NY

The Regional Presidents are proven Berkshire leaders in a variety of disciplines, including commercial, retail and executive management. In this role, they will report to Sean Gray, Berkshire Bank President, and they will drive Berkshire’s market positioning, enhance its performance, and maintain active community leadership roles.

BE FIRST CORPORATE RESPONSIBILITY UPDATE

Berkshire is committed to delivering purpose driven performance. Learn more about the steps Berkshire is taking to be a values-based brand for all its stakeholders at www.berkshirebank.com/csr.

Responsible & Sustainable Business Policy – As part of Berkshire Bank’s efforts to build a more socially responsible and values driven company, the Bank implemented a new Responsible & Sustainable Business Policy. The policy enhances the Company’s risk management and social responsibility practices with a focus on long-term sustainable performance.

US Chamber of Commerce Foundation Citizens Award – The U.S. Chamber of Commerce Foundation honored Berkshire Bank with the 2019 Citizens Award, in the category of Top Corporate Steward- Small – Middle Market Business, for its Be FIRST Commitment, the company’s comprehensive corporate responsibility, culture, social impact and sustainability strategy. The Citizens Awards honor businesses for their significant positive impact in communities around the world, making them one of the most prestigious honors in corporate citizenship.

Bloomberg Gender Equality Index – Berkshire Bank’s focus on diversity, ensuring gender equality and pay equity was highlighted as Bloomberg announced the company would be included in the 2020 Bloomberg Gender-Equality Index (GEI). The GEI tracks the financial performance of public companies committed to supporting gender equality. Through disclosure of gender-related metrics, Berkshire Bank provided a comprehensive look at its investment in workplace gender equality reflecting a high level of overall performance.

Fostering Sustainable Communities & Reducing the Wealth Gap –The Company continued its commitment to closing the wealth gap so that all citizens, regardless of ethnicity, have equal opportunity for upward economic mobility, improving the business climate in communities where the bank operates. Berkshire Bank Foundation provided $2,886,558 in grant funding to support 612 organizations in 2019 and the company’s XTEAM® employee volunteer program achieved a 100% participation rate for the fourth consecutive year impacting more than one million people with their volunteer efforts.

Reevx Labs – The Bank recently opened its first Reevx Labs in Boston’s Roxbury neighborhood. Reevx Labs is part of the Bank’s continued commitment to bettering the community and revolutionizing the banking experience. Reevx Labs feature a series of free co-working spaces for the community with the goal of creating spaces where entrepreneurs and non-profits can connect with their peers and access the bank’s MyBankers for support of their financial needs, as they pursue their missions. Each Reevx Labs will take on a unique approach informed by the needs of the community, providing opportunities to build solutions together.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, January 28, 2020 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link:  http://dpregister.com/10138046.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email. Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire's website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, February 4, 2020 by dialing 1-877-344-7529 and entering access number 10138046.  The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank which is transforming into a 21st century community bank pursuing purpose driven performance based on its Be FIRST corporate responsibility culture. Headquartered in Boston, Berkshire operates 130 banking offices in seven Northeastern states, with approximately $13.2 billion in assets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, restructuring costs, and discontinued operations. Merger costs consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. Merger costs in 2018 and 2019 are primarily related to the acquisitions of Commerce Bancshares Corp. and SI Financial Group. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Restructuring costs also include severance and consulting expenses related to the Company’s strategic review. They also include costs related to the consolidation of branches, including two branches in the fourth quarter of 2019 and eight branches for the full year of 2019. Discontinued operations are the Company’s national mortgage banking operations for which the Company is pursuing sale opportunities. In 2018, the Company recorded $8 million in charges related to the restructuring of banking systems vendor relationships. The Company recorded a $3 million cost in 2018 for the settlement of an existing legal proceeding with a plaintiff claiming to be representing a class of depositors. Non-core charges in 2018 also included a $1.5 million net charge related to the CEO transition.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. References to organic growth and organic change exclude balances acquired in bank mergers.

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CONTACTS

Investor Relations Contact

David Gonci; Capital Markets Director; 413-281-1973

Media Contact

Diana Pisciotta; Communications Contact; 617-784-5256

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)
F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2019	2019	2019 (2)	2019	2018
PER SHARE DATA
Net earnings per common share, diluted	$0.51	$0.44	$0.52	$0.51	$0.31
Core earnings per common share, diluted (3)	0.70	0.46	0.65	0.60	0.69
Total book value per common share	34.65	34.36	34.05	33.75	33.30
Tangible book value per common share (3)	22.56	22.42	22.25	21.66	21.15
Market price at period end	32.88	29.29	31.39	27.24	26.97
Dividends per common share	0.23	0.23	0.23	0.23	0.22
Dividends per preferred share	0.46	0.46	0.46	0.46	0.44

PERFORMANCE RATIOS (4)
Return on assets	0.78%	0.67%	0.79%	0.78%	0.47%
Core return on assets (3)	1.08	0.71	1.01	0.92	1.07
Return on equity	5.90	5.12	6.07	5.97	3.61
Core return on equity (3)	8.09	5.35	7.67	7.00	8.09
Core return on tangible common equity (3)	13.12	8.74	12.21	11.44	13.21
Net interest margin, fully taxable equivalent (FTE) (5)(6)	3.11	3.22	3.19	3.17	3.41
Fee income/Net interest and fee income from continuing operations	18.11	17.61	16.20	17.56	15.59
Efficiency ratio (3)	53.66	53.37	56.41	59.54	54.88

CHANGE (Year-to-date)
Total commercial loans (organic, annualized)	(7)%	(9)%	(10)%	(3)%	6%
Total loans (organic, annualized)	(9)	(9)	(9)	(4)	9
Total deposits (organic, annualized)	0	2	6	8	3
Total net revenues from continuing operations (compared to prior year)	4	4	1	3	17
Earnings per common share (compared to prior year)	(14)	(26)	(20)	(7)	65
Core earnings per common share (compared to prior year)(3)	(14)	(18)	(9)	(8)	32

FINANCIAL DATA (in millions)
Total assets	$13,212	$13,532	$13,653	$12,173	$12,212
Total earning assets	11,912	12,174	12,343	11,039	11,140
Total securities	1,770	1,861	1,905	1,881	1,919
Total loans	9,502	9,719	9,942	8,947	9,043
Allowance for loan losses	64	62	62	62	61
Total intangible assets	599	602	603	551	552
Total deposits	10,336	10,423	10,566	9,166	8,982
Total shareholders' equity	1,759	1,772	1,779	1,577	1,553
Net income	25.8	22.6	25.4	23.6	14.3
Core income (3)	35.3	23.7	32.1	27.7	32.0
Purchase accounting accretion	5.1	4.8	3.2	1.3	8.2

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.17%	0.92%	0.14%	0.15%	0.17%
Total non-performing assets/total assets	0.31	0.28	0.27	0.26	0.28
Allowance for loan losses/total loans	0.67	0.64	0.63	0.69	0.68
Loans/deposits	92	93	94	98	101
Shareholders' equity to total assets	13.31	13.10	13.03	12.95	12.72
Tangible shareholders' equity to tangible assets (3)	9.19	9.05	9.01	8.83	8.59

(1)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(2)	The Company acquired SI Financial Group, Inc. on May 17, 2019.
(3)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(6)	The effect of purchase accounting accretion for loans, time deposits, and borrowings on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.17%, 0.16%, 0.11%, 0.05%, 0.30%.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	December 31,	September 30,	December 31,
(in thousands)	2019	2019	2018
Assets
Cash and due from banks	$105,447	$121,629	$100,972
Short-term investments	470,382	180,466	82,217
Total cash and short-term investments	575,829	302,095	183,189

Trading security	10,769	11,145	11,212
Marketable equity securities, at fair value	41,556	59,596	56,638
Securities available for sale, at fair value	1,311,555	1,369,604	1,399,647
Securities held to maturity, at amortized cost	357,979	364,675	373,763
Federal Home Loan Bank stock and other restricted securities	48,019	56,049	77,344
Total securities	1,769,878	1,861,069	1,918,604

Loans held for sale	36,664	204,900	2,183

Commercial real estate loans	4,034,269	4,028,461	3,400,221
Commercial and industrial loans	1,840,508	1,845,086	1,980,046
Residential mortgages	2,685,472	2,838,657	2,566,424
Consumer loans	942,179	1,006,437	1,096,562
Total loans	9,502,428	9,718,641	9,043,253
Less: Allowance for loan losses	(63,575)	(62,230)	(61,469)
Net loans	9,438,853	9,656,411	8,981,784

Premises and equipment, net	120,398	123,195	106,500
Other real estate owned	-	-	-
Goodwill	553,762	554,704	518,325
Other intangible assets	45,615	47,198	33,418
Cash surrender value of bank-owned life insurance	227,894	227,085	190,609
Deferred tax asset, net	56,106	49,543	42,434
Other assets	234,783	263,464	120,926
Assets from discontinued operations	152,188	242,279	114,259
Total assets	$13,211,970	$13,531,943	$12,212,231

Liabilities and shareholders' equity
Demand deposits	$1,884,100	$1,887,621	$1,603,019
NOW and other deposits	1,492,569	1,267,057	1,122,321
Money market deposits	2,528,656	2,478,947	2,245,195
Savings deposits	841,283	831,972	724,129
Time deposits	3,589,369	3,957,721	3,287,717
Total deposits	10,335,977	10,423,318	8,982,381

Senior borrowings	730,501	904,149	1,428,298
Subordinated borrowings	97,049	96,991	89,518
Total borrowings	827,550	1,001,140	1,517,816

Other liabilities	261,559	301,647	149,519
Liabilities from discontinued operations	28,320	33,614	9,597
Total liabilities	11,453,406	11,759,719	10,659,313

Preferred shareholders' equity	40,633	40,633	40,633
Common shareholders' equity	1,717,931	1,731,591	1,512,285
Total shareholders' equity	1,758,564	1,772,224	1,552,918
Total liabilities and shareholders' equity	$13,211,970	$13,531,943	$12,212,231

Net common shares outstanding	49,585	50,394	45,417

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

					Organic Annualized Change % (1)
(in millions)	December 31, 2019 Balance	September 30, 2019 Balance	Acquired Savings Institute Balances (2)	December 31, 2018 Balance	Quarter ended December 31, 2019	Year to Date
Total commercial real estate	$4,034	$4,029	$624	$3,400	0%	0%
Commercial and industrial loans	1,841	1,845	244	1,980	(1)	(19)
Total commercial loans	5,875	5,874	868	5,380	0	(7)

Total residential mortgages	2,685	2,839	375	2,566	(22)	(10)

Home equity	381	394	58	377	(13)	(14)
Auto and other	561	612	2	720	(34)	(22)
Total consumer loans	942	1,006	60	1,097	(25)	(20)
Total loans	$9,502	$9,719	$1,303	$9,043	(9)%	(9)%

(1) Non-GAAP financial measure.
(2) The acquired balances for Savings Institute are as of May 17, 2019.

DEPOSIT ANALYSIS

					Organic Annualized Change % (1)
(in millions)	December 31, 2019 Balance	September 30, 2019 Balance	Acquired Savings Institute Balances (2)	December 31, 2018 Balance	Quarter ended December 31, 2019	Year to Date
Demand	$1,884	$1,887	$258	$1,603	(1)%	1%
NOW and other	1,493	1,267	138	1,122	71	21
Money market	2,529	2,479	190	2,245	8	4
Savings	841	832	164	724	4	(6)
Time deposits	3,589	3,958	585	3,288	(37)	(9)
Total deposits	$10,336	$10,423	$1,335	$8,982	(3)%	0%

(1) Non-GAAP financial measure.
(2) The acquired balances for Savings Institute are as of May 17, 2019.

BERKSHIRE HILLS BANCORP, INC.

 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Interest and dividend income from continuing operations
Loans	$110,915	$111,576	$448,927	$406,222
Securities and other	14,526	15,119	60,586	59,672
Total interest and dividend income	125,441	126,695	509,513	465,894
Interest expense from continuing operations
Deposits	28,797	23,811	115,193	78,364
Borrowings	5,311	10,118	29,062	31,330
Total interest expense	34,108	33,929	144,255	109,694
Net interest income from continuing operations	91,333	92,766	365,258	356,200
Non-interest income from continuing operations
Mortgage banking originations	172	148	788	635
Loan related income	7,056	5,087	24,374	23,155
Deposit related fees	8,264	7,131	31,352	29,806
Insurance commissions and fees	2,471	2,479	10,957	10,983
Wealth management fees	2,239	2,287	9,353	9,447
Total fee income	20,202	17,132	76,824	74,026
Other	75	1,666	1,438	3,557
Securities gains/(losses), net	1,734	(3,023)	4,389	(3,719)
Gain on sale of business operations and assets, net	1,351	-	1,351	460
Total non-interest income	23,362	15,775	84,002	74,324
Total net revenue from continuing operations	114,695	108,541	449,260	430,524
Provision for loan losses	5,351	6,716	35,419	25,451
Non-interest expense from continuing operations
Compensation and benefits	35,355	34,927	140,906	134,019
Occupancy and equipment	10,798	9,366	39,586	36,927
Technology and communications	6,702	6,103	26,523	27,147
Marketing and promotion	1,046	1,224	4,474	4,697
Professional services	2,288	3,302	10,798	7,343
FDIC premiums and assessments	471	1,488	3,861	5,734
Other real estate owned and foreclosures	4	1	154	68
Amortization of intangible assets	1,582	1,202	5,783	4,934
Merger, restructuring and other expense	5,713	16,006	28,046	22,144
Other	6,328	6,754	29,726	23,880
Total non-interest expense	70,287	80,373	289,857	266,893

Income from continuing operations before income taxes	$39,057	$21,452	$123,984	$138,180
Income tax expense	6,421	4,384	22,463	28,961
Net income from continuing operations	$32,636	$17,068	$101,521	$109,219

(Loss)/income from discontinued operations before income taxes	$(9,514)	$(3,884)	$(5,539)	$(4,767)
Income tax (benefit)/expense	(2,629)	(1,075)	(1,468)	(1,313)
Net (loss)/income from discontinued operations	$(6,885)	$(2,809)	$(4,071)	$(3,454)

Net income	$25,751	$14,259	$97,450	$105,765
Preferred stock dividend	240	229	960	918
Income available to common shareholders	$25,511	$14,030	$96,490	$104,847

Basic earnings per common share:
Continuing Operations	$0.65	$0.37	$2.06	$2.37
Discontinued Operations	(0.14)	(0.06)	(0.08)	(0.08)
Total	$0.51	$0.31	$1.98	$2.30

Diluted earnings per common share:
Continuing Operations	$0.65	$0.37	$2.05	$2.36
Discontinued Operations	(0.14)	(0.06)	(0.08)	(0.07)
Total	$0.51	$0.31	$1.97	$2.29

Weighted average shares outstanding:
Basic	50,494	46,061	49,263	46,024
Diluted	50,702	46,240	49,421	46,240

F-4

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except per share data)	2019	2019	2019	2019	2018
Interest and dividend income from continuing operations
Loans	$110,915	$118,371	$113,990	$105,651	$111,576
Securities and other	14,526	15,354	15,248	15,458	15,119
Total interest and dividend income	125,441	133,725	129,238	121,109	126,695
Interest expense from continuing operations
Deposits	28,797	31,501	28,273	26,622	23,811
Borrowings	5,311	5,353	9,370	9,028	10,118
Total interest expense	34,108	36,854	37,643	35,650	33,929
Net interest income from continuing operations	91,333	96,871	91,595	85,459	92,766
Non-interest income from continuing operations
Mortgage banking originations	172	292	278	46	148
Loan related income	7,056	6,493	4,822	6,003	5,087
Deposit related fees	8,264	8,705	7,525	6,858	7,131
Insurance commissions and fees	2,471	2,895	2,738	2,853	2,479
Wealth management fees	2,239	2,325	2,348	2,441	2,287
Total fee income	20,202	20,710	17,711	18,201	17,132
Other	75	609	(216)	970	1,666
Securities gains/(losses), net	1,734	87	17	2,551	(3,023)
Gain on sale of business operations and assets, net	1,351	-	-	-	-
Total non-interest income	23,362	21,406	17,512	21,722	15,775
Total net revenue from continuing operations	114,695	118,277	109,107	107,181	108,541
Provision for loan losses	5,351	22,600	3,467	4,001	6,716
Non-interest expense from continuing operations
Compensation and benefits	35,355	37,272	34,779	33,500	34,927
Occupancy and equipment	10,798	9,893	9,449	9,446	9,366
Technology and communications	6,702	6,849	6,715	6,257	6,103
Marketing and promotion	1,046	1,006	1,155	1,267	1,224
Professional services	2,288	2,282	3,953	2,275	3,302
FDIC premiums and assessments	471	-	1,751	1,639	1,488
Other real estate owned and foreclosures	4	150	(2)	2	1
Amortization of intangible assets	1,582	1,526	1,475	1,200	1,202
Merger, restructuring and other expense	5,713	4,163	11,155	7,015	16,006
Other	6,328	7,870	6,138	9,390	6,754
Total non-interest expense	70,287	71,011	76,568	71,991	80,373

Income from continuing operations before income taxes	$39,057	$24,666	$29,072	$31,189	$21,452
Income tax expense	6,421	4,007	5,118	6,917	4,384
Net income from continuing operations	$32,636	$20,659	$23,954	$24,272	$17,068

(Loss)/income from discontinued operations before income taxes	$(9,514)	$2,747	$2,082	$(854)	$(3,884)
Income tax (benefit)/expense	(2,629)	790	588	(217)	(1,075)
Net income/(loss) from discontinued operations	$(6,885)	$1,957	$1,494	$(637)	$(2,809)

Net income	$25,751	$22,616	$25,448	$23,635	$14,259
Preferred stock dividend	240	240	240	240	229
Income available to common shareholders	$25,511	$22,376	$25,208	$23,395	$14,030

Basic earnings per common share:
Continuing Operations	$0.65	$0.40	$0.49	$0.52	$0.37
Discontinued Operations	(0.14)	0.04	0.03	(0.01)	(0.06)
Total	$0.51	$0.44	$0.52	$0.51	$0.31

Diluted earnings per common share:
Continuing Operations	$0.65	$0.40	$0.49	$0.52	$0.37
Discontinued Operations	(0.14)	0.04	0.03	(0.01)	(0.06)
Total	$0.51	$0.44	$0.52	$0.51	$0.31

Weighted average shares outstanding:
Basic	50,494	51,422	48,961	46,113	46,061
Diluted	50,702	51,545	49,114	46,261	46,240

F-5

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2019	2019	2019	2019	2018
Earning assets
Loans:
Commercial real estate	4.80%	4.92%	5.01%	4.91%	5.40%
Commercial and industrial loans	5.35	5.58	5.79	5.83	5.97
Residential mortgages	3.61	3.73	3.74	3.74	3.72
Consumer loans	4.38	4.55	4.52	4.45	4.52
Total loans	4.52	4.67	4.76	4.73	4.94
Securities	3.31	3.41	3.38	3.46	3.34
Short-term investments and loans held for sale	3.15	4.11	3.37	3.59	3.74
Total earning assets	4.27	4.45	4.51	4.49	4.64

Funding liabilities
Deposits:
NOW and other	0.54	0.61	0.66	0.65	0.59
Money market	1.18	1.27	1.27	1.23	1.10
Savings	0.14	0.13	0.15	0.18	0.16
Time	1.97	2.02	2.06	2.07	1.93
Total interest-bearing deposits	1.35	1.43	1.44	1.44	1.31
Borrowings	2.77	3.12	2.92	2.85	2.67
Total interest-bearing liabilities	1.48	1.57	1.66	1.65	1.55

Net interest spread	2.79	2.88	2.85	2.84	3.09
Net interest margin	3.11	3.22	3.19	3.17	3.41

Cost of funds (1)	1.23	1.32	1.41	1.41	1.31
Cost of deposits	1.11	1.18	1.18	1.19	1.07

(1) Cost of funds includes all deposits and borrowings.

F-6

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2019	2019	2019	2019	2018
Assets
Loans
Commercial real estate	$4,056,244	$3,998,144	$3,716,130	$3,377,902	$3,373,936
Commercial and industrial loans	1,768,039	1,951,205	2,056,384	1,986,792	1,921,361
Residential mortgages	2,758,676	2,849,216	2,711,348	2,556,299	2,539,592
Consumer loans	974,889	1,035,893	1,064,579	1,079,583	1,112,433
Total loans (1)	9,557,848	9,834,458	9,548,441	9,000,576	8,947,322
Securities (2)	1,752,968	1,846,985	1,893,298	1,895,768	1,933,891
Short-term investments and loans held for sale	444,622	309,897	117,029	67,367	51,827
Total earning assets (3)	11,755,438	11,991,340	11,558,768	10,963,711	10,933,040
Goodwill and other intangible assets	601,192	603,762	555,606	550,966	552,206
Other assets	737,396	668,218	593,917	557,442	494,377
Assets from discontinued operations	176,251	204,339	192,466	115,721	101,464
Total assets	$13,270,277	$13,467,659	$12,900,757	$12,187,840	$12,081,087

Liabilities and shareholders' equity
Deposits
NOW and other	$1,085,485	$1,111,637	$1,053,335	$963,043	$920,225
Money market	2,688,766	2,624,639	2,474,071	2,378,496	2,339,699
Savings	835,209	838,445	780,797	736,707	728,853
Time	3,827,175	4,158,688	3,593,022	3,429,375	3,229,521
Total interest-bearing deposits	8,436,635	8,733,409	7,901,225	7,507,621	7,218,298
Borrowings	853,911	805,035	1,415,614	1,351,834	1,566,478
Total interest-bearing liabilities	9,290,546	9,538,444	9,316,839	8,859,455	8,784,776
Non-interest-bearing demand deposits	1,898,045	1,864,964	1,673,560	1,538,767	1,579,013
Other liabilities	302,665	267,922	215,704	192,119	127,370
Liabilities from discontinued operations	32,285	28,206	18,434	13,962	8,854
Total liabilities	11,523,541	11,699,536	11,224,537	10,604,303	10,500,013

Preferred shareholders' equity	40,633	40,633	40,633	40,633	40,633
Common shareholders' equity	1,706,103	1,727,490	1,635,587	1,542,904	1,540,441
Total shareholders' equity	1,746,736	1,768,123	1,676,220	1,583,537	1,581,074
Total liabilities and shareholders' equity	$13,270,277	$13,467,659	$12,900,757	$12,187,840	$12,081,087

Supplementary data
Total average non-maturity deposits	$6,507,505	$6,439,685	$5,981,763	$5,617,013	$5,567,790
Total average deposits	10,334,680	10,598,373	9,574,785	9,046,388	8,797,311
Fully taxable equivalent income adjustment	1,934	1,826	1,882	1,809	1,763
Total average tangible equity (4)	1,145,544	1,164,361	1,120,614	1,032,571	1,028,868

(1) Total loans include non-accruing loans.
(2) Average balances for securities available-for-sale are based on amortized cost.
(3) Excludes discontinued operations for presentation purposes. Performance ratios are calculated including the impact of discontinued operations.
(4) See page F-9 for details on the calculation of total average tangible equity.

F-7

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2019	2019	2019	2019	2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$20,119	$15,829	$19,366	$18,513	$20,372
Commercial and industrial loans	11,373	12,224	9,256	5,614	6,003
Residential mortgages	3,343	3,062	3,579	2,341	2,217
Consumer loans	4,805	5,191	3,570	4,038	3,834
Total non-accruing loans	39,640	36,306	35,771	30,506	32,426
Other real estate owned	-	-	154	-	-
Repossessed assets	858	1,003	874	742	1,209
Total non-performing assets	$40,498	$37,309	$36,799	$31,248	$33,635

Total non-accruing loans/total loans	0.42%	0.37%	0.36%	0.34%	0.36%
Total non-performing assets/total assets	0.31%	0.28%	0.27%	0.26%	0.28%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$62,230	$62,156	$62,038	$61,469	$58,457
Charged-off loans	(4,485)	(23,524)	(3,966)	(4,579)	(4,029)
Recoveries on charged-off loans	479	998	617	1,147	325
Net loans charged-off	(4,006)	(22,526)	(3,349)	(3,432)	(3,704)
Provision for loan losses	5,351	22,600	3,467	4,001	6,716
Balance at end of period	$63,575	$62,230	$62,156	$62,038	$61,469

Allowance for loan losses/total loans	0.67%	0.64%	0.63%	0.69%	0.68%
Allowance for loan losses/non-accruing loans	160%	171%	174%	203%	190%

NET LOAN CHARGE-OFFS
Commercial real estate	$(1,419)	$(2,759)	$(1,235)	$(752)	$(1,357)
Commercial and industrial loans	(1,495)	(18,850)	(995)	(1,580)	(1,538)
Residential mortgages	(351)	(140)	(139)	(95)	(108)
Home equity	(67)	(71)	(300)	(257)	(116)
Auto and other consumer	(674)	(706)	(680)	(748)	(585)
Total, net	$(4,006)	$(22,526)	$(3,349)	$(3,432)	$(3,704)

Net charge-offs (QTD annualized)/average loans	0.17%	0.92%	0.14%	0.15%	0.17%
Net charge-offs (YTD annualized)/average loans	0.35%	0.41%	0.15%	0.15%	0.18%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.25%	0.26%	0.20%	0.22%	0.27%
90+ Days delinquent and still accruing	0.29%	0.29%	0.28%	0.23%	0.22%
Total accruing delinquent loans	0.54%	0.55%	0.48%	0.45%	0.49%
Non-accruing loans	0.42%	0.37%	0.36%	0.34%	0.36%
Total delinquent and non-accruing loans	0.96%	0.92%	0.84%	0.79%	0.85%

F-8

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2019	2019	2019	2019	2018
Net income		$25,751	$22,616	$25,448	$23,635	$14,259
Adj: Net securities (gains)/losses (1)		(1,734)	(87)	(17)	(2,551)	3,023
Adj: Merger and acquisition expense		3,611	3,802	9,711	1,609	2,792
Adj: Restructuring expense and other expense		2,102	361	1,444	5,406	1,822
Adj: Legal settlements		-	-	-	-	3,000
Adj: Systems vendor restructuring costs		-	-	-	-	8,379
Adj: Loss/(income) from discontinued operations before income taxes		9,514	(2,747)	(2,082)	854	3,884
Adj: Income taxes		(3,910)	(281)	(2,385)	(1,223)	(5,185)
Total core income (2)	(A)	$35,334	$23,664	$32,119	$27,730	$31,974

Total revenue from continuing operations		$114,695	$118,277	$109,107	$107,181	$108,541
Adj: Net securities (gains)/losses (1)		(1,734)	(87)	(17)	(2,551)	3,023
Adj: Net (gains) on sale of business operations and assets		-	-	-	-	-
Total core revenue (2)	(B)	$112,961	$118,190	$109,090	$104,630	$111,564

Total non-interest expense from continuing operations		$70,287	$71,011	$76,568	$71,991	$80,373
Less: Merger, restructuring and other expense (see above)		(5,713)	(4,163)	(11,155)	(7,015)	(4,614)
Less: Legal settlements		-	-	-	-	(3,000)
Less: Systems vendor restructuring costs		-	-	-	-	(8,379)
Core non-interest expense (2)	(C)	$64,574	$66,848	$65,413	$64,976	$64,380

(in millions, except per share data)
Total average assets	(D)	$13,270	$13,468	$12,901	$12,188	$12,081
Total average shareholders' equity	(E)	1,747	1,768	1,676	1,584	1,581
Total average tangible shareholders' equity (2)	(F)	1,146	1,164	1,121	1,033	1,029
Total average tangible common shareholders' equity (2)	(G)	1,105	1,124	1,080	992	988
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,159	1,170	1,176	1,026	1,001
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,119	1,130	1,136	986	961
Total tangible assets, period-end (2)(3)	(J)	12,613	12,930	13,051	11,623	11,660

Total common shares outstanding, period-end (thousands)	(K)	49,585	50,394	51,045	45,522	45,417
Average diluted shares outstanding (thousands)	(L)	50,702	51,545	49,114	46,261	46,240

Core earnings per common share, diluted (2)	(A/L)	$0.70	$0.46	$0.65	$0.60	$0.69
Tangible book value per common share, period-end (2)	(I/K)	22.56	22.42	22.25	21.66	21.15
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.19	9.05	9.01	8.83	8.59

Performance ratios (4)
GAAP return on assets		0.78%	0.67	0.79%	0.78	0.47%
Core return on assets (2)		1.08	0.71	1.01	0.92	1.07
GAAP return on equity		5.90	5.12	6.07	5.97	3.61
Core return on equity (2)	(A/E)	8.09	5.35	7.67	7.00	8.09
Core return on tangible common equity (2)(5)	(A+O)/(G)	13.12	8.74	12.21	11.44	13.21
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	53.66	53.37	56.41	59.54	54.88
Net interest margin		3.11	3.22	3.19	3.17	3.41

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$2,503	$2,382	$2,381	$684	$1,787
Non-interest income charge on tax-credit investments (8)	(N)	(1,996)	(1,942)	(1,938)	(579)	(1,610)
Net income on tax-credit investments	(M+N)	507	440	443	105	177

Intangible amortization	(O)	$1,582	$1,526	$1,475	$1,200	$1,202
Fully taxable equivalent income adjustment	(P)	1,934	1,826	1,882	1,809	1,763

(1)	Net securities (gains)/losses include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Years Ended
		Dec. 31,	Dec. 31,
(Dollars in thousands)		2019	2018
Net income		$97,450	$105,765
Adj: Net securities(gains)/losses (1)		(4,389)	3,719
Adj: Merger and acquisition expenses		18,733	8,930
Adj: Restructuring expense and other		9,313	1,362
Adj: Legal settlements		-	3,000
Adj: Systems vendor restructuring costs		-	8,379
Adj: Loss from discontinued operations before income taxes		5,539	4,767
Adj: Income taxes		(7,799)	(7,102)
Total core income (2)	(A)	$118,847	$128,820

Total revenue from continuing operations		$449,260	$430,524
Adj: Net securities(gains)/losses (1)		(4,389)	3,719
Adj: Net (gains) on sale of business operations and assets		-	(460)
Total core revenue (2)	(B)	$444,871	$433,783
Total non-interest expense from continuing operations		$289,857	$266,893
Less: Merger, restructuring and other expense (see above)		(28,046)	(10,752)
Less: Legal settlements		-	(3,000)
Less: Systems vendor restructuring costs		-	(8,379)
Core non-interest expense (2)	(C)	$261,811	$244,762

(in millions, except per share data)
Total average assets	(D)	$12,961	$11,769
Total average shareholders' equity	(E)	1,694	1,546
Total average tangible shareholders' equity (2)	(F)	1,116	991
Total average tangible common shareholders' equity (2)	(G)	1,076	950
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,159	1,001
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,119	961
Total tangible assets, period-end (2)(3)	(J)	12,613	11,660

Total common shares outstanding, period-end (thousands)	(K)	49,585	45,417
Average diluted shares outstanding (thousands)	(L)	49,421	46,231

Core earnings per common share, diluted (2)	(A/L)	$2.40	$2.79
Tangible book value per common share, period-end (2)	(I/K)	22.56	21.15
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.19	8.59

Performance ratios (4)
GAAP return on assets		0.75%	0.90%
Core return on assets (2)	(A/D)	0.93	1.12
GAAP return on equity		5.75	6.84
Core return on equity (2)	(A/E)	7.01	8.33
Core return on tangible common equity (2)(5)	(A+O)/(G)	11.35	13.84
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	55.63	53.64
Net interest margin		3.17	3.40

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$7,950	$5,876
Non-interest income charge on tax-credit investments (8)	(N)	(6,455)	(4,822)
Net income on tax-credit investments	(M+N)	1,495	1,054

Intangible amortization	(O)	5,783	4,934
Fully taxable equivalent income adjustment	(P)	7,451	7,423

(1)	Net securities (gains)/losses include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10